EXHIBIT 10(ff)

Officer Name: Xavier Heiss
Officer Title: EVP, Chief Financial Officer

Employee No.: USX28961 Retirement Date: January 31, 2025

General Release, Non-Competition and Non-Solicitation Agreement
Date provided to Officer: January 30, 2025

In consideration and appreciation of Mr. Xavier Heiss’ 36 years of service to Xerox S.A.S. and its affiliates (collectively the “Company” or “Xerox”), most recently in the role of EVP, Chief Financial Officer, the Company desires to modify Mr. Heiss’ Restricted Stock Unit award agreements (“RSUs”) outstanding as of Mr. Heiss’ January 31, 2025 retirement date to provide for the continued vesting of all outstanding RSUs through their original vesting dates, contingent upon Mr. Heiss’ execution of this General Release, Non-Competition, and Non- Solicitation Agreement (“Agreement”, “General Release). In consideration of the equity benefits provided hereunder as set forth in Exhibit A (the “Retirement Benefits”), Xavier Heiss (“I” or “Heiss”), hereby agrees as follows with respect to his retirement from employment with Xerox on January 31, 2025 (the “Retirement Date”):

1.I release Xerox from all the claims described in this General Release, Non-Competition and Non-Solicitation Agreement For purposes of this General Release, “Xerox” refers to Xerox S.A.S., Xerox Corporation, Xerox Holdings Corporation, and their affiliates, and for purposes of the Agreement’s release and non-disparagement provisions, includes Xerox’s employees, directors, officers, agents, stockholders, subsidiaries, affiliates, successors, assigns, and the Xerox employee benefit plans in which I either am now or have been a participant, and the trustees, administrators, successors, agents and assigns of those plans.
2.I release Xerox from any and all claims other than the Retirement Benefits, even if I do not know about the claim at this time, based on anything that has occurred prior to the date I sign this General Release. For example, I release Xerox from any claims based on all laws, such as the following (all laws as currently amended):

Age Discrimination in Employment Act of 1967 (ADEA) (which prohibits discrimination on the basis of age)	Equal Pay Act of 1963
Older Workers’ Benefit Protection Act of 1990 (OWBPA)	Fair Labor Standards Act of 1938
Title VII of the Civil Rights Act of 1964	Employee Retirement Income Security Act of 1974 (ERISA), other than my right to receive any accrued benefit to which I am entitled under a Xerox ERISA plan, in accordance with the terms of such plan
Civil Rights Acts of 1866, 1870, 1871 and 1991	Worker Adjustment and Retraining Notification Act of 1989
Americans with Disabilities Act of 1990	Uniformed Services Reemployment Rights Act of 1994
Rehabilitation Act of 1973	Vietnam Era Veteran’s Readjustment Assistance Act of 1974
Family and Medical Leave Act of 1993

3.I also release Xerox from any existing or potential claims based on the laws of France, where I am employed and reside, such as state fair employment practice and wage laws or any other law, regulations or collective agreements concerning employment. I release Xerox from all claims arising out of the offer of employment to me by Xerox, the hiring of me by Xerox, my compensation, any employment contract between Xerox and me, any promises made by Xerox regarding future employment, or based on the termination of my employment, such as non-compete agreement, in each case, other than the Retirement Benefits. I also release Xerox from all claims for punitive or compensatory damages, costs or attorney’s fees. I am not releasing any claims to the Retirement Benefits. I also agree that I will not bring or participate in any class, collective, or representative action, as a plaintiff or class member, against Xerox which asserts, in whole or in part, any claims(s) which arose through the date I sign this Agreement, whether or not such claims are specifically covered by this Agreement. I further agree that if I am included within any class, collective, or representative action I will take all necessary steps to opt-out of the action or refrain from opting in. Notwithstanding the foregoing, I do not surrender my right to participate in a legal action where my interest arises solely by virtue of my status as a Xerox shareholder.

4.I understand and agree that this General Release and Xerox’s agreement to provide the Retirement Benefits to me should not be construed, in any way, as an admission by Xerox of any wrongdoing or liability to me.

5.I understand that nothing contained in this General Release limits my ability to file a charge or complaint with any state or federal government agency about potential violations of laws or regulations, including but not limited to the Securities and Exchange Commission and the EEOC or a comparable state or local agency. I further understand that this General Release does not limit my ability to communicate with any governmental agency or otherwise participate in any investigation or proceeding that may be conducted by any governmental agency, including providing documents or other information, without notice to Xerox. This General Release does not limit my right to receive an award for information provided to any federal governmental agency related to a possible violation of the federal securities or occupational safety laws; however, I agree to waive my right to recover monetary damages in any charge or complaint filed by me, or lawsuit filed by anyone else on my behalf, related to any other violation of law or regulation. Notwithstanding any provision of this Agreement to the contrary, I do not release, and this Agreement does not cause me to release: (i) any rights to indemnification or advancement pursuant to any Indemnification Agreement Xerox and I have mutually executed, applicable law, the bylaws of Xerox or any applicable directors’ and officers’ insurance;
(ii) any of my rights as a shareholder; and (iii) my rights under the Agreement.
6.Except as provided in paragraph 5 above, I agree and covenant not to file any suit, charge or complaint against Xerox in any court with regard to any of the claims released in paragraphs 2 and 3. I further represent that no such claims, complaints, charges, or other proceedings are pending in any court, administrative agency, commission or other forum relating directly or indirectly to my employment with Xerox. I agree that if I materially breach any part of this General Release and do not cure after being provided a reasonable opportunity to do so, in addition to any other legal or equitable remedy available to Xerox, Xerox shall be relieved of any further obligation hereunder. Notwithstanding the foregoing, this General Release does not prohibit me from challenging or seeking a determination in good faith of the validity of this General Release under the Age Discrimination Employment Act and does not impose any condition precedent, penalty, or other limitation for doing so unless specifically authorized by federal law.

7.Xerox advises me as follows:
•TO CONSULT WITH AN ATTORNEY OF MY CHOOSING TO COUNSEL ME AS TO MY RIGHTS BEFORE I SIGN THIS GENERAL RELEASE;
•TO TAKE SUFFICIENT TIME TO DECIDE WHETHER TO SIGN THIS GENERAL RELEASE. I HAVE AT LEAST 21 DAYS FROM THE DATE THIS GENERAL RELEASE IS PROVIDED TO ME TO CONSIDER IT BEFORE I SIGN AND RETURN IT TO XEROX;
•THAT EVEN AFTER I SIGN AND RETURN THIS RELEASE TO XEROX, I WILL HAVE 7 DAYS THEREAFTER TO CHANGE MY MIND AND REVOKE MY RELEASE BY ASKING XEROX FOR ITS RETURN.

8.I understand and agree that this General Release waives all claims I may have at the time I sign it, including claims I do not then know about or suspect. I further understand and acknowledge that California Civil Code, Section 1542 provides: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR

OR RELEASING PARTY DOES NOT KNOW OR SUSPECT EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE GENERAL RELEASE, AND THAT IF KNOWN BY HIM OR HER WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” I
waive any rights I may have under that Code section, if applicable, or any other similar state or federal statute or common law principle of similar effect.
XEROX GENERAL RELEASE

9.In exchange for the consideration set forth above and except as set forth herein, Xerox agrees to release and forever discharge me from any and all claims, including all manner of action or actions, cause or causes of actions, in law or in equity, suits, debts, liens, employment contracts, promises, liability, claims, demands, damages, loss, cost or expense, known or unknown, fixed or contingent, of any nature whatsoever, which Xerox has ever had or now has against me by reason of any matter, cause or thing whatsoever related to my employment with Xerox and/or the termination thereof. Notwithstanding anything in this Agreement to the contrary, Xerox does not waive: (i) any entitlements under the terms of this Agreement, (ii) any claims that, by law, may not be waived, (iii) any rights or claims that may arise after the Retirement Date relating to events that occurred prior to the Retirement Date, (iv) any claims under the Proprietary Information and Conflict of Interest Agreement executed by me (the “Proprietary Information Agreement”), and (v) any claims Xerox may have against me relating to fraud, embezzlement or other illegal conduct.

NON-COMPETITION WITH XEROX BUSINESS

10.In order to settle existing or potential claims regarding any non-compete undertaking I understand and agree that this agreement supersedes all prior agreements or understandings, written or oral, between me and Xerox. I commit that, for period of eighteen (18) months from my last day of employment with Xerox (the “Retirement Date,” and such period, the “Restricted Period”), I will not, directly or indirectly, solicit persons or companies that have been customers of Xerox during the twelve (12) months prior to the Retirement Date to: (i) establish commercial relationships concerning products or services that compete with those manufactured or marketed by Xerox as of the Retirement Date; or (ii) solicit, induce or encourage such customers to reduce or terminate their established business relationships with Xerox.
NON-SOLICITATION OF EMPLOYEES

11.During the Restricted Period, I will not, individually or on behalf of any third party, solicit for hire, induce, recruit, encourage to terminate employment with Xerox, or hire, any person who is a current employee of Xerox at any time during the Restricted Period or who was an employee of Xerox during the six (6)-month period prior to the Retirement Date.

COOPERATION OBLIGATIONS

12.For a period of thirty-six (36) months from the Retirement Date, I agree that, without additional compensation (other than reimbursement for reasonable out-of-pocket expenses), I will cooperate with Xerox during the course of all proceedings arising out of Xerox’s business about which I have knowledge or information. For purposes of this Agreement, (a) “proceedings” includes internal investigations, administrative investigations, or court or arbitration proceedings, and lawsuits (including pre-trial discovery and trial testimony) and (b) “cooperate” includes (i) being reasonably available for interviews, meetings, depositions, hearings and/or trials without the need for subpoena or assurances by Xerox, (ii) providing any and all documents in my possession that relate to the proceeding, and (iii) providing assistance in locating any and all relevant notes and/or documents relevant to any proceedings.

CONFIDENTIALITY OF AGREEMENT AND NON-DISPARAGEMENT OBLIGATIONS
13.I agree that I will not disclose any of the negotiations of or terms of or amounts paid under this Agreement to any individual or entity other than my spouse, domestic partner, attorney, tax advisors or as may be required by law. Both parties agree that neither party will intentionally make, or intentionally cause any person to make, any disparaging remarks about the other party.

DISPUTE RESOLUTION

14.The parties agree that nothing in this Agreement is intended to limit the right of either party to seek equitable relief in a court of competent jurisdiction, including Xerox’s right to seek equitable relief if I breach or threaten to breach any of the provisions in Section 10, 11 or 13 of this Agreement. The parties agree that the rights and remedies provided herein are cumulative, and the exercise of any right or remedy, whether pursuant hereto, to any other agreement, or to law, shall not preclude or waive the right to exercise any or all other rights and remedies.

[INTENTIONALLY LEFT BLANK]

ACKNOWLEGEMENT
15.I acknowledge that I have carefully read and fully understand all of the terms and provisions of this Agreement, I have had a reasonable period of time consisting of at least twenty-one (21) days to review it, I have had the right to consult with an attorney or other advisor of my choosing about the terms of this Agreement and the consequences of executing it, and I am knowingly and voluntarily signing this Agreement because it is satisfactory to me in all respects and settles all existing and potential claims.
16.This Agreement constitutes the complete and final agreement between the parties regarding the subject matter hereof and supersedes all prior agreements or understandings, written or oral, between the parties regarding the subject matter hereof, including the Amended and Restated Severance Letter Agreement Providing Certain Benefits Upon Termination of Employment Following a Change in Control entered into between Xerox and me, dated December 31, 2023 and the Employment, Non-Competition Non-Solicitation Agreement – Level E entered into between Xerox and me; provided, however, that nothing contained herein shall supersede the terms and conditions of any benefit plan, nondisclosure, confidentiality, indemnification, entered into prior to the Retirement Date, including the Proprietary Information Agreement, or, any Indemnification Agreement entered into between Xerox and me, all which are incorporated herein by reference and shall survive any termination of the employment relationship between the parties.

XEROX CORPORATION

By:_/s/ Flor Colon____________________________________

Acknowledged and Agreed to

By:_/s/ Xavier Heiss__________________________________
Officer Signature

___Xavier Heiss_____________________________________
Officer Name (Please Print)

_USX28961___________________
Xerox Employee Number

Date signed and returned to Xerox:____February 23, 2025____
                            To be filled in by officer

EXHIBIT A

Name Xavier Heiss
EE# ID USX28961

Dates				PSU Performance		Prorations				Value[1]	Description
Grant Date	Full Term Vest Date (by tranche)	RSU Awards (by tranche)[3]	PSU Awards (by tranche)[3]	Performance Factor	Perf Shares Earned	No of Months between Grant Date to Term Date	Total months in Full Term	Pro-ration %	RSUs and earned PSUs (based on assumptions)	Estimated Value (Based on $9.68 share price)	Grant Detail
Restricted Shares											
3/11/2024	3/11/2025	35,563	-			10	36	100%[4]	35,563	$344,250	Annual 2024 RSU grant - 1st tranche
3/11/2024	3/11/2026	35,563	-			10	36	100%[4]	35,563	$344,250	Annual 2024 RSU grant - 2nd tranche
3/11/2024	3/11/2027	35,573	-			10	36	100%[4]	35,573	$344,347	Annual 2024 RSU grant - 3rd tranche
		106,699	-						106,699	$1,032,846	
1/18/2023	1/18/2026	21,060	-			24	36	100%[4]	21,060	$203,861	Annual 2023 RSU grant - 3rd tranche
		61,942	-						21,060	$203,861	
		168,641							127,759	$1,236,707	
Performance Shares[2]											
1/18/2023	1/18/2026		67,677	100.00%	67,677	24	36	67%	45,118	$436,742	Annual 2023 PSU grant
3/11/2024	3/11/2027		106,699	100.00%	106,699	10	36	28%	29,639	$286,902	Annual 2024 PSU grant
			231,541						74,757	$723,644	
	Total	**168,641**	**231,541**						**202,516**	**$1,960,351**	

Assumptions:

Term Reason: **Retirement**

Term Date: 1-Feb-25

1. Value used for calculations: $ 9.68 FMV Close 1.24.2025
2. Shown at target; actual performance will be applied when approved.
3. Totals do not include previously vested awards.
4. As agreed in recognition of lengthy service to the Company.

This document is for illustration purposes only; previously provided award agreements govern each award.